LIST OF SUBSIDIARIES                    Exhibit 21
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 1.   The Company holds 100% of the outstanding capital stock of:

         Aberdeen Services, Inc. (Florida)
         MountainBrook Village Company ("MBV Co.") (Arizona)
         UDC Advisory Services, Inc. ("Advisory") (Illinois)
         UDC Corporation ("UDCC") (Delaware)
         UDC Homes Construction, Inc. (Arizona)
         UDC Homes of Georgia, Inc. (Georgia)

 2.   The Company holds 75% of the partnership interest of:

         Westbrook Village Venture (Arizona)

 3.    MBV Co. holds 99% of the partnership interest of:

         MountainBrook Village Joint Venture ("MBV JV") (Arizona)

 4.  MBV JV holds 100% of the outstanding capital stock of:

         Gold Canyon Sewer Company (Arizona)

 5.   UDCC holds 100% of the outstanding capital stock of:

         UDC Mortgage Corporation (Arizona)
         MBV Golf Course, Inc. (Illinois)

 6.   Advisory holds a percentage of the partnership interest of:

         Sunrise Limited Partnership (Illinois)
         Terra California Limited Partnership (Illinois)
         Sunbelt Properties, Ltd. (Illinois)